Filed Pursuant to Rule 433

Registration No. 333-223472

February 18, 2020

FirstEnergy Corp.

Pricing Term Sheet

2.050% Notes, Series A, due 2025

Issuer:	FirstEnergy Corp.

Issue Format:	SEC registered

Anticipated Ratings*:	Baa3/BBB-/BBB (Moody’s / S&P / Fitch)

Principal Amount:	$300,000,000

Security Type:	2.050% Notes, Series A, due 2025 (“2025 Notes”)

Trade Date:	February 18, 2020

Settlement Date:	February 20, 2020; T+2

Maturity Date:	March 1, 2025

Interest Payment Dates:	Semi-annual payments in arrears on March 1 and September 1 of each year, beginning on September 1, 2020, to holders of record at the close of business on the February 15 or August 15 immediately preceding the corresponding interest payment date.

Optional Redemption: Make-Whole Call:	At any time prior to February 1, 2025 (the date that is one month prior to maturity for the 2025 Notes), in whole or in part, from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 Notes to be redeemed then outstanding or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes to be redeemed (not including any portion of the payments of interest accrued to the date of redemption) that would be due if the 2025 Notes matured on the date that is one month prior to maturity for the 2025 Notes, discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate, plus 12.5 basis points, plus accrued and unpaid interest to, but excluding, the redemption date.

Reference Benchmark:	1.375% due January 31, 2025

Benchmark Yield:	1.393%

Reoffer Spread:	+ 70 bps

Reoffer Yield:	2.093%

Coupon:	2.050%

Price to Public:	99.795% of principal amount

Net Proceeds (%):	99.195%

Net Proceeds ($):	$297,585,000

Concurrent Debt Offerings:	The Issuer is also offering $600,000,000 of its 2.650% Notes, Series B, due 2030 and $850,000,000 of its 3.400% Notes, Series C, due 2050.

CUSIP:	337932 AK3

ISIN:	US337932AK39

Joint-Bookrunners:

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Mizuho Securities USA LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.

Co-managers:	CIBC World Markets Corp. KeyBanc Capital Markets Inc. MUFG Securities Americas Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling at 1-888-603-5847, BofA Securities, Inc. by calling at 1-800-294-1322, Citigroup Global Markets Inc. by calling at 1-800-831-9146, J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or Morgan Stanley & Co. LLC by calling at 1-866-718-1649.

FirstEnergy Corp.

Pricing Term Sheet

2.650% Notes, Series B, due 2030

Issuer:	FirstEnergy Corp.

Issue Format:	SEC registered

Anticipated Ratings*:	Baa3/BBB-/BBB (Moody’s / S&P / Fitch)

Principal Amount:	$600,000,000

Security Type:	2.650% Notes, Series B, due 2030 (“2030 Notes”)

Trade Date:	February 18, 2020

Settlement Date:	February 20, 2020; T+2

Maturity Date:	March 1, 2030

Interest Payment Dates:	Semi-annual payments in arrears on March 1 and September 1 of each year, beginning on September 1, 2020, to holders of record at the close of business on the February 15 or August 15 immediately preceding the corresponding interest payment date.

Optional Redemption: Make-Whole Call:	At any time prior to December 1, 2029 (the date that is three months prior to maturity for the 2030 Notes), in whole or in part, from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2030 Notes to be redeemed then outstanding or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 Notes to be redeemed (not including any portion of the payments of interest accrued to the date of redemption) that would be due if the 2030 Notes matured on the date that is three months prior to maturity for the 2030 Notes, discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate, plus 20 basis points, plus accrued and unpaid interest to, but excluding, the redemption date.

Reference Benchmark:	1.500% due February 15, 2030

Benchmark Yield:	1.558%

Reoffer Spread:	+ 110 bps

Reoffer Yield:	2.658%

Coupon:	2.650%

Price to Public:	99.929% of principal amount

Net Proceeds (%):	99.279%

Net Proceeds ($):	$595,674,000

Concurrent Debt Offerings:	The Issuer is also offering $300,000,000 of its 2.050% Notes, Series A, due 2025 and $850,000,000 of its 3.400% Notes, Series C, due 2050.

CUSIP:	337932 AL1

ISIN:	US337932AL12

Joint-Bookrunners:

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Mizuho Securities USA LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.

Co-managers:	CIBC World Markets Corp. KeyBanc Capital Markets Inc. MUFG Securities Americas Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling at 1-888-603-5847, BofA Securities, Inc. by calling at 1-800-294-1322, Citigroup Global Markets Inc. by calling at 1-800-831-9146, J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or Morgan Stanley & Co. LLC by calling at 1-866-718-1649.

FirstEnergy Corp.

Pricing Term Sheet

3.400% Notes, Series C, due 2050

Issuer:	FirstEnergy Corp.

Issue Format:	SEC registered

Anticipated Ratings*:	Baa3/BBB-/BBB (Moody’s / S&P / Fitch)

Principal Amount:	$850,000,000

Security Type:	3.400% Notes, Series C, due 2050 (“2050 Notes”)

Trade Date:	February 18, 2020

Settlement Date:	February 20, 2020; T+2

Maturity Date:	March 1, 2050

Interest Payment Dates:	Semi-annual payments in arrears on March 1 and September 1 of each year, beginning on September 1, 2020, to holders of record at the close of business on the February 15 or August 15 immediately preceding the corresponding interest payment date.

Optional Redemption: Make-Whole Call:	At any time prior to September 1, 2049 (the date that is six months prior to maturity for the 2050 Notes), in whole or in part, from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2050 Notes to be redeemed then outstanding or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2050 Notes to be redeemed (not including any portion of the payments of interest accrued to the date of redemption) that would be due if the 2050 Notes matured on the date that is six months prior to maturity for the 2050 Notes, discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate, plus 25 basis points, plus accrued and unpaid interest to, but excluding, the redemption date.

Reference Benchmark:	2.375% due November 15, 2049

Benchmark Yield:	2.008%

Reoffer Spread:	+ 140 bps

Reoffer Yield:	3.408%

Coupon:	3.400%

Price to Public:	99.849% of principal amount

Net Proceeds (%):	98.974%

Net Proceeds ($):	$841,279,000

Concurrent Debt Offerings:	The Issuer is also offering $300,000,000 of its 2.050% Notes, Series A, due 2025 and $600,000,000 of its 2.650% Notes, Series B, due 2030.

CUSIP:	337932 AM9

ISIN:	US337932AM94

Joint-Bookrunners:

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Mizuho Securities USA LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.

Co-managers:	CIBC World Markets Corp. KeyBanc Capital Markets Inc. MUFG Securities Americas Inc. TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling at 1-888-603-5847, BofA Securities, Inc. by calling at 1-800-294-1322, Citigroup Global Markets Inc. by calling at 1-800-831-9146, J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or Morgan Stanley & Co. LLC by calling at 1-866-718-1649.